SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) June 1, 1999


                         LAMAR ADVERTISING COMPANY
            (Exact name of registrant as specified in its charter)


            Delaware               0-20833                   72-1205791
(State or other jurisdiction (Commission File Number)    (IRS Employer
       of incorporation)                                Identification No.)


   5551 Corporate Boulevard, Baton Rouge, Louisiana      70808
(Address of principal executive offices)               (Zip Code)



                              (225) 926-1000
             (Registrant's telephone number, including area code)


                              Not Applicable
        (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS

     On June 1, 1999, Lamar Advertising Company (the "Registrant") issued a joint press release with Chancellor Media Corporation ("Chancellor") filed herewith as Exhibit 99.1 announcing that they have entered into a definitive agreement pursuant to which the Registrant will acquire Chancellor's outdoor advertising business for approximately $1.6 billion in stock and cash.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 Press release issued by the Registrant on June 1, 1999.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         LAMAR ADVERTISING COMPANY



                         By:          /S/ KEVIN P. REILLY, JR.
                                        Kevin P. Reilly, Jr.
                            President and Chief Executive Officer

Dated:    June 3, 1999.